EXHIBIT 32

HCi VioCare

CERTIFICATION PURSUANT TO
18 U.S.C. Section 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. ss. 1350, as adopted), Sotirios Leontaritis, Chief Executive Officer and President of HCi VioCare (the "Company"), and Grigorios Tsourtos, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.        The Company's Quarterly Report on Form 10-Q for the three month period ended March 31, 2014 to which this Certification is attached as Exhibit 32 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the period covered by the Report.

DATE: May 20, 2014	By:	/s/ Sotirios Leontaritis
	Name:	Sotirios Leontaritis
	Title:	Chief Executive Officer & President
(Principal Executive Officer)

DATE: May 20, 2014	By:	/s/ Grigorios Tsourtos
	Name:	Grigorios Tsourtos
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 1350 of Title 18 of the United States Code has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 1350 of Title 18 of the United States Code and, accordingly, is not being filed with the Securities and Exchange Commission as part of the Report and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing.)